SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant |_|

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|_|	Preliminary Proxy Statement
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|X|	Definitive Proxy Statement
|_|	Definitive Additional Materials
|_|	Soliciting Material Pursuant to Rule 14a-12

E.PIPHANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Friday, May 30, 2003

TO THE STOCKHOLDERS OF E.PIPHANY, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of E.piphany, Inc., a Delaware corporation, will be held on Friday, May 30, 2003 at 10:00 a.m., local time, at 475 Concar Drive, San Mateo, California 94403, for the following purposes:

     1. To elect two Class I directors to serve for a term of three years and until their successors are duly elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as our independent auditor for the year ending December 31, 2003; and

     3. To transact such other business as may properly come before the meeting or at any and all adjournments, continuations or postponements thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

     Only stockholders of record at the close of business on April 11, 2003 and their proxies are entitled to vote at the meeting and any adjournment, continuation or postponement thereof.

     All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS Roger S. Siboni President, Chief Executive Officer and Chairman of the Board

San Mateo, California
April 25, 2003

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR VOTE USING THE INTERNET OR TELEPHONE, IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     The enclosed proxy is solicited on behalf of the Board of Directors of E.piphany, Inc. for use at the Annual Meeting of Stockholders to be held Friday, May 30, 2003 at 10:00 a.m., local time, or at any and all adjournments, continuations or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 475 Concar Drive, San Mateo, California 94403. The telephone number at that location is (650) 578-7200. Our principal executive offices are located at 1900 South Norfolk Street, Suite 310, San Mateo, California 94403 and our main telephone number there is (650) 356-3800.

     These proxy solicitation materials and the enclosed annual report on Form 10-K for the year ended December 31, 2002 were first mailed on or about April 25, 2003 to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

The purposes of the Annual Meeting are:

  to elect two Class I directors to serve for a term of three years and until their successors are duly elected and qualified;

  to ratify the appointment of Ernst & Young LLP as our independent auditor for the year ending December 31, 2003; and

  to transact such other business as may properly come before the meeting or at any and all adjournments, continuations or postponements thereof.

Record Date and Shares Outstanding

     Stockholders of record at the close of business on April 11, 2003 are entitled to notice of, and to vote at the Annual Meeting. This is known as the record date. At the record date, 72,929,351 shares of our common stock were issued and outstanding. For information regarding security ownership by management and 5% stockholders, see “Other Information — Security Ownership of Certain Beneficial Owners and Management.”

Voting and Solicitation

     Each share of common stock outstanding on the record date will be entitled to one vote on all matters. The two candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes of the shares of our outstanding common stock present or represented at the Annual Meeting will be elected.

     Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed proxies will be voted “FOR ALL” the election of our director nominees and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditor.

     No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in their discretion.

     The cost of this solicitation will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation other than reimbursement of expenses, personally or by telephone, e-mail, facsimile or letter. We have engaged The Altman Group to provide proxy solicitation services. The estimated fee for such services is $5,500.

Voting Electronically or by Telephone

     Instead of submitting your vote by mail on the enclosed proxy card, you may vote electronically by submitting your proxy through the internet or by telephone. The internet and telephone voting procedures are designed to authenticate your identity as an E.piphany stockholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Specific instructions to be followed for voting electronically or by telephone are set forth on your enclosed proxy materials.

Shares Registered Directly in the Name of the Stockholder

     If your shares are registered directly in your name in our stock records maintained by EquiServe Trust Company, N.A., then you may vote your shares:

  by submitting your proxy through the internet at http://www.proxyvote.com;

  by making a toll-free telephone call from the United States or Canada to ADP Investor Communication Services at 1-800-690-6903; or

  by mailing your signed proxy card.

     Proxies submitted through the internet or by telephone through ADP Investor Communication Services as described above must be received before midnight, Eastern Time, on May 29, 2003.

  Shares Registered in the Name of a Brokerage Firm or Bank

     If your shares are held in an account at a brokerage firm or bank, you may vote those shares by calling the telephone number which appears on your voting form or through the internet in accordance with instructions set forth on the voting form. You may also vote your shares by submitting your voting form by mail.

     If you have any questions regarding the mechanics of how to vote, please contact ADP Investor Communication Services at 1-800-690-6903. If you have any questions regarding the nature of the proposals, please contact our proxy solicitor, The Altman Group, at 1-201-460-1200.

Revocability of Proxies

     For shares registered directly in the name of the stockholder, any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by taking any of the following actions:

  delivering to our secretary, by any means, including facsimile, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

  if voting electronically or by telephone, voting again by use of the same procedures, as described above;

  signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the meeting; or

  attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

Please note, however, that if your shares are held of record by a broker, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on your voting form. If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting and vote at the meeting, you must bring to the meeting a “legal proxy” from the broker, bank or other nominee confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Quorum; Abstentions; Broker Non-Votes

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock issued and outstanding on the record date. If a proxy is granted or shares are voted “FOR ALL,” “WITHHOLD ALL” or “FOR ALL EXCEPT” in connection with the election of directors, “FOR” or “AGAINST” the ratification of the appointment of Ernst & Young or “FOR” or “AGAINST” any other matter that should come before the meeting, the shares are treated as being present at the Annual Meeting for purposes of establishing a quorum. Under the General Corporation Law of the State of Delaware, an abstaining vote is also counted as present and entitled to vote and is, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. Under the rules of The Nasdaq Stock Market, a bank, broker or other nominee may exercise discretionary authority to vote shares for the election of directors or for the ratification of our auditor if specific instructions are not received from the holder of the shares. However, on any non-routine matters, brokers may not exercise discretionary authority. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner as to how to vote such shares. In such case, the broker non-votes would count to establish quorum for the meeting, but would not be counted for or against such proposal.

     Shares voted “FOR ALL” or “FOR ALL EXCEPT” in connection with the election of directors, “FOR” or “AGAINST” the ratification of the appointment of Ernst & Young and “FOR” or “AGAINST” any other proposal are also treated as shares “represented and voting” at the Annual Meeting (the “Votes Cast”) with respect to such matter. However, abstentions and broker non-votes are not considered Votes Cast with respect to a matter and therefore, abstentions and broker non-votes are not included in the tabulation of the voting results on the election of directors, the ratification of our auditor or other issues requiring approval of a majority of the Votes Cast and, therefore, do not have the effect of votes in opposition in such tabulations.

Deadline for Receipt of Stockholder Proposals for 2004 Annual Meeting

  Deadline to Bring an Action Before an Annual Meeting

     Under our bylaws, for director nominations or other business to be properly brought before an annual meeting by a stockholder, a stockholder’s notice shall be delivered to our secretary at our principal executive offices not less than 60 days (February 25, 2004) nor more than 90 days (January 26, 2004) prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders (April 25, 2003); provided, however, that if the date of the annual meeting in 2004 is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting (May 30, 2003), notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting in 2004 or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

     Deadline for Inclusion of a Stockholder Proposal in Proxy Statement

     These requirements are separate and apart from, and in addition to, the requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement under Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in our proxy statement for the 2004 annual meeting, stockholder proposals must be received at our principal executive offices no later than December 27, 2003.

     A copy of the full text of the bylaws provisions that discuss how a stockholder can bring an action before an annual meeting or how a stockholder can include a stockholder proposal in our proxy statement may be obtained by writing to our secretary at our principal executive offices.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors

     Our Board of Directors is currently comprised of five members, divided into three classes with overlapping three-year terms. As a result, a portion of our Board of Directors will be elected each year. Messrs. Roger S. Siboni and Sam H. Lee have been designated Class I directors, and their terms expire at the 2003 Annual Meeting. Mr. Lee is retiring as of the 2003 Annual Meeting. On April 9, 2003, the Board of Directors nominated Fred D. Anderson to stand for election as a Class I director at the 2003 Annual Meeting. Messrs. Siboni and Anderson will stand for election at this time. Mr. Douglas J. Mackenzie has been designated a Class II director, and his term expires at the 2004 Annual Meeting. Ms. Jenny J. Ming, who previously served as a Class II director, resigned from the Board of Directors, effective as of April 16, 2003. Messrs. Paul M. Hazen and Robert L. Joss have been designated Class III directors, and their terms expire at the 2005 Annual Meeting. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for our nominees named below. In the event that one or more of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that either of the nominees will be unable or will decline to serve as a director. The term of office of the people elected as directors will continue until the 2006 Annual Meeting and until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

Information Regarding Nominee Directors

     Two Class I directors are to be elected at the Annual Meeting for a three-year term ending in 2006. The Board of Directors has nominated ROGER S. SIBONI for re-election and FRED D. ANDERSON for election as Class I directors. Set forth below is certain information as of the record date regarding the nominees for Class I directors.

Nominees for Class I Directors Whose Terms Expire in 2006

Name	Age	Position

Roger S. Siboni	48	President, Chief Executive Officer and Chairman of the Board
Fred D. Anderson	58	Director Nominee

     Roger S. Siboni has served as President, Chief Executive Officer and a member of our Board of Directors since August 1998. He has served as Chairman of the Board of Directors since December 1999. Prior to joining E.piphany, Mr. Siboni served as Deputy Chairman and Chief Operating Officer of KPMG Peat Marwick LLP, a member firm of KPMG International, an accounting and consulting organization, from October 1996 to July 1998 and served as National Managing Partner of KPMG’s information and communications practice from June 1993 to October 1996. Mr. Siboni serves on the board of directors of Cadence Design Systems, Inc. and FileNET, Inc. Mr. Siboni also serves on the advisory board of the Haas Graduate School of Business at the University of California at Berkeley. Mr. Siboni holds a B.S. in Business Administration from the University of California at Berkeley and is a Certified Public Accountant in New York and California.

     Fred D. Anderson has served as Executive Vice President and Chief Financial Officer of Apple Computer, Inc. since April 1996. Mr. Anderson also served as Chief Financial Officer of Automatic Data Processing from August 1992 to March 1995. Mr. Anderson serves on the board of directors of 3Com Corporation. Mr. Anderson holds an M.B.A. from the University of California at Los Angeles and a B.A. from Whittier College.

Required Vote

     The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted shall be elected as directors. Broker non-votes will not be counted as votes “FOR ALL,” “WITHHOLD ALL” or “FOR ALL EXCEPT” in connection with the election of directors.

Recommendation of the Board of Directors

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” THE NOMINEES LISTED ABOVE.

Information Regarding Other Directors

     Set forth below is certain information as of the record date regarding each other incumbent director whose term of office continues after the Annual Meeting.

Incumbent Class II Director Whose Term Expires in 2004

Name	Age	Position

Douglas J. Mackenzie	43	Director

     Douglas J. Mackenzie has served as a director since January 1998. Mr. Mackenzie has been a general partner of the venture capital firm Kleiner Perkins Caufield & Byers since 1994. Mr. Mackenzie serves on the board of directors of Marimba, Inc. and several private companies. Mr. Mackenzie holds an A.B. in Economics from Stanford University, an M.S. in Industrial Engineering from Stanford University and an M.B.A. from Harvard University.

Incumbent Class III Directors Whose Terms Expire in 2005

Name	Age	Position

Paul M. Hazen	61	Director
Robert L. Joss	61	Director

     Paul M. Hazen has served as a director since June 1999. Mr. Hazen served as Chairman of the board of directors of Wells Fargo & Co., a national bank, from January 1995 to April 2001. Mr. Hazen also served as Chief Executive Officer of Wells Fargo & Co., from January 1995 to November 1998. Mr. Hazen serves on the board of directors of Safeway, Inc., Vodafone Group, plc, Xstrata AG and Willis Group Ltd. Mr. Hazen holds a B.S. in Finance from the University of Arizona and an M.B.A. from the University of California at Berkeley.

     Robert L. Joss has served as a director since June 1999. Mr. Joss has been Dean of the Graduate School of Business at Stanford University since September 1999. From February 1993 to February 1999, Mr. Joss served as Chief Executive Officer of Westpac Banking Corporation. Mr. Joss serves on the board of directors of BEA Systems, Inc. and Wells Fargo & Co. Mr. Joss holds a B.A. in Economics from the University of Washington and an M.B.A. and Ph.D. in Finance from Stanford University.

Directors Retiring or Resigning

     We wish to acknowledge with gratitude the years of service by Sam Lee who will retire from our Board of Directors as of the 2003 Annual Meeting and by Jenny Ming who has resigned from the Board of Directors as of April 16, 2003.

     There are no family relationships among any of our directors or executive officers.

Board Meetings and Committees

     Our Board of Directors held a total of six meetings during 2002. All director nominees and incumbent directors who served as a director during 2002 attended no less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board of Directors on which such director served, if any, during 2002.

     The Board of Directors has several standing committees, including, an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

     The Audit Committee of the Board of Directors currently consists of Messrs. Hazen, Joss and Lee. Mr. Joss serves as the chair of the Audit Committee. Mr. Lee is retiring from the Board of Directors as of the 2003 Annual Meeting. The Audit Committee held seven meetings during 2002. As described in more detail in the Audit Committee report in this proxy statement, the Audit Committee is responsible for assisting the Board of Directors in its oversight of our accounting practices, financial reporting process, system of internal controls and audit process.

     The Compensation Committee of the Board of Directors currently consists of Messrs. Hazen and Mackenzie. Mr. Mackenzie serves as the chair of the Compensation Committee. Ms. Ming also served on the Compensation Committee during 2003 until her resignation from the Board of Directors in April 2003. The Compensation Committee held two regularly scheduled meetings during 2002. The Compensation Committee reviews and approves all forms of compensation to be provided to executive officers and directors, administers our stock plans and makes grants thereunder, consults with management regarding compensation and benefits for non-executive officers and other employees and oversees our compensation and benefits policies generally.

     Our Board of Directors established a Nominating and Governance Committee in January 2003. The Nominating and Governance Committee currently consists of Messrs. Hazen, Joss, Lee and Mackenzie. Mr. Hazen serves as the chair of the Nominating and Governance Committee. Mr. Lee is retiring from the Board of Directors as of the 2003 Annual Meeting. Ms. Ming also served on the Nominating and Governance Committee until her resignation from the Board of Directors in April 2003. The Nominating and Governance Committee was formed to advise and make recommendations to the Board of Directors on all matters concerning Board procedures and directorship practices. The Nominating and Governance Committee will also review and make recommendations to the Board of Directors concerning the qualifications and selection of candidates as nominees for election as directors and will consider nominees recommended by stockholders. Such recommendations should be submitted in writing to the attention of our secretary at our principal executive offices.

Director Compensation

     In 2002, directors did not receive any cash compensation for their service as members of our Board of Directors. Beginning in 2003, each outside director will receive an annual retainer of $15,000 payable after the Annual Meeting, $1,500 for each regular or special meeting of the Board of Directors that such director attends and $1,000 for each meeting of the Audit Committee or the Compensation Committee that such director attends. Outside directors also receive an option to purchase 25,000 shares of our common stock upon joining the Board of Directors and an option to purchase 15,000 shares of our common stock at the time of each Annual Meeting, which 15,000 shares is prorated if the incumbent director has been a director for less than a year at the time of the Annual Meeting. All of the options granted to the directors have an exercise price equal to the fair market value of our common stock on the date of grant, vest monthly over three years and have a term of ten years.

     On April 16, 2003, the Board of Directors approved the adoption of a non-employee director deferred compensation plan under which non-employee directors may elect to defer the payment of some or all cash compensation to a specified date or event in the future. Amounts deferred under the plan will be deemed to earn interest and/or deemed to be invested in E.piphany common stock until payout, as elected by the director. Deferred amounts will be paid in cash or shares of E.piphany common stock (depending upon their deemed investment).

     During 2002, the Board of Directors granted to each of Messrs. Hazen, Joss, Lee and Mackenzie and Ms. Ming options to purchase 18,750 shares of common stock with an exercise price of $4.45 per share.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

     On May 14, 2002, the Board of Directors, at the recommendation of the Audit Committee, dismissed Arthur Andersen LLP as our independent auditor and appointed Ernst & Young LLP to serve as our independent auditor for fiscal year 2002.

     The Board of Directors has appointed Ernst & Young to serve as our independent auditor and to audit our consolidated financial statements for the fiscal year ending December 31, 2003, and seeks ratification of such appointment.

     Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The audit reports of Arthur Andersen on our consolidated financial statements as of and for the fiscal years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two fiscal years ended December 31, 2000 and 2001, and the subsequent interim period through May 14, 2002, there were no disagreements between us and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make a reference to the subject matter of the disagreement in connection with its reports.

     During our two fiscal years ended December 31, 2000 and 2001, and the subsequent interim period through May 14, 2002, we did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

     The Audit Committee reviews audit and permitted non-audit services performed by Ernst & Young as well as the fees charged by Ernst & Young for such services. In its review of permitted non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence.

Audit Fees:

     Audit fees billed to us by Ernst & Young in connection with our 2002 fiscal year for the audit of our annual financial statements and for review of those financial statements included in our quarterly reports on Form 10-Q totaled $178,000.

Financial Information Systems Design and Implementation Fees:

     No fees were billed to us by Ernst & Young in connection with our 2002 fiscal year for financial information systems design and implementation.

All Other Fees:

     Fees billed to us by Ernst & Young in connection with our 2002 fiscal year for all other non-audit services consisted of $119,000 in audit-related and accounting-related fees and $85,000 in tax-related services, for a total of $204,000.

     Stockholder ratification of the selection of Ernst & Young as our independent auditor is not required by our Bylaws or other applicable legal requirement. However, the Board of Directors is submitting the appointment of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether to retain Ernst & Young. Even if the selection is ratified, the Board of Directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

Required Vote

     The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young as our independent auditor for the fiscal year ending December 31, 2003.

Recommendation of the Board of Directors

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ITS APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

OTHER INFORMATION

Executive Officers

The following table sets forth information with respect to our current executive officers.

Name	Age	Position

Roger S. Siboni	48	President, Chief Executive Officer and Chairman of the Board
Phillip M. Fernandez	42	Executive Vice President, Products and Marketing
Karen A. Richardson	40	Executive Vice President, Worldwide Field Operations
Kevin J. Yeaman	36	Chief Financial Officer

     Roger S. Siboni has served as President, Chief Executive Officer and a member of our Board of Directors since August 1998. He has served as Chairman of the Board of Directors since December 1999. Prior to joining E.piphany, Mr. Siboni served as Deputy Chairman and Chief Operating Officer of KPMG Peat Marwick LLP, a member firm of KPMG International, an accounting and consulting organization, from October 1996 to July 1998 and served as National Managing Partner of KPMG’s information and communications practice from June 1993 to October 1996. Mr. Siboni serves on the board of directors of Cadence Design Systems, Inc., and FileNET, Inc. Mr. Siboni also serves on the advisory board of the Haas Graduate School of Business at the University of California at Berkeley. Mr. Siboni holds a B.S. in Business Administration from the University of California at Berkeley and is a Certified Public Accountant in New York and California.

     Phillip M. Fernandez has served as Executive Vice President, Products and Marketing since November 2002 and as Executive Vice President, Product Development from April 1999 to November 2002. Prior to joining E.piphany, Mr. Fernandez served in several executive positions at Red Brick Systems Inc., a provider of database software. Mr. Fernandez served as Executive Vice President and Chief Operating Officer of Red Brick Systems, Inc. from June 1998 to December 1998, as Senior Vice President of Products and Services from November 1996 to May 1998 and as Vice President of Product Development from December 1991 to October 1996. From January 1999 to March 1999, after Red Brick Systems, Inc. was acquired by Informix, Mr. Fernandez served as a consultant to Informix. Mr. Fernandez holds a B.A. in History from Stanford University.

     Karen A. Richardson has served as Executive Vice President, Worldwide Field Operations since January 2002, as Executive Vice President, General Manager, Worldwide Sales and Services from May 2001 to January 2002, as Executive Vice President, General Manager, North America Sales and Services from July 2000 to May 2001, and as Executive Vice President, Worldwide Sales, from June 1998 to June 2000. Prior to joining E.piphany, Ms. Richardson served as Vice President of Sales at Netscape Communications Corporation, an internet software company from November 1995 to May 1998. Ms. Richardson holds a B.S. in Industrial Engineering from Stanford University.

     Kevin J. Yeaman has served as Chief Financial Officer since August 1999, as Vice President, Finance and Administration from June 1999 to August 1999 and as Controller from August 1998 to June 1999. Prior to joining E.piphany, Mr. Yeaman served as Worldwide Vice President of Field Operations for Informix Software, Inc., a provider of relational database software from February 1998 to August 1998. From September 1988 to February 1998, Mr. Yeaman served in Silicon Valley and London in various positions at KPMG Peat Marwick LLP, an accounting firm, serving most recently as a senior manager. Mr. Yeaman holds a B.S. in Commerce from Santa Clara University and is a Certified Public Accountant in California.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding beneficial ownership of our common stock as of the record date by (i) each of our directors and director nominees; (ii) our chief executive officer and each of the four other most highly compensated executive officers during fiscal 2002; (iii) all directors and executive officers as a group; and (iv) all those known by us to be beneficial owners of more than five percent of the outstanding shares of our common stock. This table is based on information provided to us or filed with the Securities and Exchange Commission by our directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

     Unless otherwise indicated, the address of each stockholder listed in the following table is c/o E.piphany, Inc., 1900 South Norfolk Street, Suite 310, San Mateo, California 94403. Applicable percentage ownership in the following table is based on 72,929,351 shares of common stock outstanding as of the record date.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Merrill Lynch & Co., Inc. (1)	9,243,770	12.7%
World Financial Center, North Tower
250 Vesey Street
New York, NY 10381
Liberty Wanger Asset Management, L.P. (2)	5,885,000	8.1%
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606
Roger S. Siboni (3)	2,168,145	3.0%
Phillip M. Fernandez (4)	595,851	*
Karen A. Richardson (5)	711,795	*
Jeff Pulver	3,721	*
Kevin J. Yeaman (6)	340,563	*
Paul M. Hazen (7)	116,250	*
Robert L. Joss (8)	146,250	*
Sam H. Lee (9)	1,290,817	1.8%
Douglas J. Mackenzie (10)	3,095,633	4.2%
Jenny J. Ming (11)	56,250	*
Fred D. Anderson	0	*
All directors and executive officers as a group
(11 persons) (12)	8,525,275	11.7%

*	Less than 1% of the outstanding shares of common stock.
(1)	The information above and in this footnote is based on information taken from the Schedule 13G of Merrill Lynch & Company, Inc., filed on January 8, 2003. Merrill Lynch & Company, Inc. has shared voting and shared dispositive power over the 9,243,770 shares of our common stock.

(2)	The information above and in this footnote is based on information taken from the Schedule 13G of Liberty Wanger Asset Management, L.P., filed on February 4, 2003. Liberty Wanger Asset Management, L.P. has shared voting and shared dispositive power over the 5,885,000 shares of our common stock.

(3)	Includes 433,333 shares issuable upon exercise of stock options, which are exercisable within 60 days of the record date.
(4)	Includes 583,019 shares issuable upon exercise of stock options, which are exercisable within 60 days of the record date.
(5)	Includes 468,037 shares issuable upon exercise of stock options, which are exercisable within 60 days of the record date.
(6)	Includes 314,061 shares issuable upon exercise of stock options, which are exercisable within 60 days of the record date.
(7)	Includes 116,250 shares issuable upon exercise of stock options, which are exercisable within 60 days of the record date.
(8)	Includes 131,250 shares issuable upon exercise of stock options, which are exercisable within 60 days of the record date.
(9)	1,015,970 of the shares attributed to Mr. Lee are held by entities associated with ITV Management, L.L.C., a venture capital firm. Mr. Lee disclaims beneficial ownership of the shares held by the entities associated with ITV Management, L.L.C. except for his monetary interest arising from his principal membership interest in ITV Management, L.L.C. This amount also includes 37,500 shares issuable upon exercise of stock options, all of which are currently exercisable.

(10)	2,938,935 of the shares attributed to Mr. Mackenzie are held by entities associated with Kleiner Perkins Caufield & Byers, a venture capital firm. Mr. Mackenzie disclaims beneficial ownership of the shares held by the entities associated with Kleiner Perkins Caufield & Byers except for his monetary interest arising from his general partnership interest in the entities. This amount also includes 37,500 shares issuable upon exercise of stock options, all of which are currently exercisable.

(11)	Represents shares issuable upon exercise of stock options, all of which are currently exercisable.
(12)	Includes the information contained in footnotes 3 to 11 above.

Certain Relationships and Related Transactions

     There were no transactions from January 1, 2002 to April 11, 2003 in which we have been a party, the amount involved in the transaction exceeds $60,000 and in which any director, director nominee, executive officer or holder of more than 5% of our capital stock had or will have a direct or indirect material interest other than compensation arrangements that are otherwise described herein.

Indebtedness of Management

     In connection with the employment of our chief executive officer, Roger Siboni, in 1998, we agreed to extend to Mr. Siboni credit in the form of two personal loans.

     First, in July 1998, we loaned $640,000 to Mr. Siboni, to purchase 2,400,000 shares of our common stock at $0.262/3 per share. This loan is due on July 1, 2008 and accrues interest at 5.88% per annum. As of March 31, 2003, the outstanding balance of this loan, including accrued interest, was $388,000. This loan is secured by 1,245,661 shares of our common stock. Mr. Siboni has indicated, and we expect, that this loan will be repaid by August 2004.

     Second, Mr. Siboni was also offered a loan of $250,000 per year for a period beginning August 1, 1998 and ending July 31, 2000, drawable on a monthly basis. This loan accrued interest at 5.6% per annum. As of March 31, 2003, the outstanding balance of this loan, including accrued interest, was paid in full.

     In addition, Mr. Siboni was extended a loan in the aggregate sum of $173,000 for the payment of taxes arising from bonus payments made to him during the years 1999 and 2000. This loan accrued interest at 5.6%

per annum. As of March 31, 2003, the outstanding balance of this loan including accrued interest was paid in full.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent (10%) of our common stock, to file certain reports regarding ownership of, and transactions in, our common stock with the Securities and Exchange Commission. Such officers, directors, and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.

     Based solely on our review of copies of Forms 3 and 4 and amendments thereto furnished to us, we believe that during fiscal year 2002, all Section 16(a) filings with the Securities and Exchange Commission of our officers, directors and 10% stockholders were timely filed.

Executive Compensation

Summary Compensation Table

     The table below summarizes the compensation earned during 2002, 2001 and 2000 for services rendered in all capacities by our chief executive officer and our next four most highly compensated executive officers during 2002. These executives are referred to as the “Named Executive Officers” elsewhere in this proxy statement.

				Long-Term Compensation Awards

	Annual Compensation
				Securities Underlying Options
Name and Principal Position	Fiscal Year	Salary	Bonus (2)		All Other Compensation

Roger S. Siboni	2002	$350,000	$428,750	1,300,000	—
President, Chief Executive Officer and	2001	$350,000	$504,750	—	—
Chairman of the Board of Directors	2000	$250,000	$250,000	—	—

Phillip M. Fernandez	2002	$275,000	$56,650	—	$1,500
Executive Vice President,	2001	$276,500	$93,350	400,000	—
Products and Marketing	2000	$225,000	$91,289	75,000	—

Karen A. Richardson	2002	$300,000	$103,000	100,000	—
Executive Vice President,	2001	$193,494	$191,692	450,000	—
Worldwide Operations	2000	$175,000	$206,181	165,145	—

Kevin J. Yeaman	2002	$220,000	$50,930	—	—
Chief Financial Officer	2001	$220,000	$72,986	250,000	—
	2000	$175,000	$58,500	75,000	$619,687

Jeff Pulver (1)	2002	$196,057	$20,400	—	—
Former Executive Vice President,	2001	$200,000	$73,628	250,000	—
Marketing	2000	$87,500	$34,534	75,000	—

(1)	Mr. Pulver left the company as of December 6, 2002.
(2)	Mr. Siboni’s bonus figures have been adjusted to reflect amounts earned, rather than paid, during the applicable periods. In our proxy statement for the 2002 Annual Meeting, Mr. Siboni’s bonuses for 2001 and 2000 were stated to be $300,000 and $175,000, respectively.

Option Grants in Last Fiscal Year

     The following table sets forth information with respect to stock options granted to each of the Named Executive Officers in the fiscal year ended December 31, 2002 including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees In Last Fiscal Year

			Exercise Price Per Share	Expiration Date
Name					5%	10%

Roger S. Siboni	1,300,000	35.63%	$9.86	01/25/12	$8,061,171	$20,428,591
Phillip M. Fernandez	—	—	—	—	—	—
Karen A. Richardson	100,000	2.74%	$9.86	01/25/12	$620,090	$1,571,430
Kevin J. Yeaman	—	—	—	—	—	—
Jeff Pulver	—	—	—	—	—	—

     In the year ended December 31, 2002, we granted options to purchase up to an aggregate of 3,749,875 shares of our common stock to employees, directors and consultants. All options were granted under our 1999 Stock Plan or our 2000 Nonstatutory Stock Option Plan at exercise prices at or above the fair market value of our common stock on the date of grant. These options generally have a term of ten years. Optionees may pay the exercise price by cash, check, a reduction in the amount of any company liability to the optionee, or delivery of already-owned shares of our common stock.

     All option shares listed in the table above vest over four years with 1/48th of the total number of option shares vesting ratably each month.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table describes for each Named Executive Officer, his or her option exercises in 2002, if any, and exercisable and unexercisable options held as of December 31, 2002.

     The “Value of Unexercised In-the-Money Options at December 31, 2002” is based on a value of $4.17 per share, the closing price of our common stock on The Nasdaq Stock Market’s National Market as of December 31, 2002, less the per share exercise price, multiplied by the number of shares issued upon exercise of the option. All options listed in the following table were granted under our 1997 Stock Plan or 1999 Stock Plan. All options granted under the 1997 Stock Plan are immediately exercisable; however, as a condition of exercise, the optionee must enter into a restricted stock purchase agreement granting us the right to repurchase any unvested portion of the shares issuable upon such exercise at their cost in the event of the optionee’s termination of employment.

			Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002
	Shares Acquired on Exercise	Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Roger S. Siboni	—	—	297,916	1,002,084		—
Phillip M. Fernandez	—	—	413,749	343,750	$669,523	—
Karen A. Richardson	—	—	249,763	504,669	—	—
Kevin J. Yeaman	—	—	207,290	220,834	$176,631	—
Jeff Pulver	—	—	207,331	—	—	—

Equity Compensation Plan Information

     The following table summarizes our current equity compensation plans as of December 31, 2002.

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	(B) Weighted average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)

Equity compensation plans
approved by stockholders (2)	11,063,727	$8.59	10,728,011	(3)
Equity compensation plan not
approved by stockholders (4)	1,314,786	$9.05	898,276
Total	12,378,513	$8.64	11,626,287

(1)	The table does not include information for equity compensation plans which have been assumed by us in various acquisitions. As of December 31, 2002, a total of 624,948 shares of common stock were issuable upon exercise of options granted under assumed plans, and 5,366 shares of common stock were issuable upon exercise of warrants assumed in connection with acquisitions. The weighted average exercise price of all options granted under the assumed plans and outstanding at December 31, 2002, was $10.90, and the weighted average exercise price of the assumed warrants was $13.26. We cannot grant additional options under the assumed plans.

(2)	Consists of the 1997 Stock Plan, 1999 Stock Plan and 1999 Employee Stock Purchase Plan. The 1999 Stock Plan and the 1999 Employee Stock Purchase Plan each includes a formula for automatic annual increases to the balance of its available shares. The number of shares available increases automatically on the first day of our fiscal year by the lesser of (i) 3,750,000 shares; (ii) 4% of the outstanding shares on such date; or (iii) a lesser amount determined by the Board of Directors. We cannot grant additional options under the 1997 Stock Plan.

(3)	Includes 7,649,459 shares reserved for issuance under the 1999 Employee Stock Purchase Plan.
(4)	Consists of our 2000 Nonstatutory Stock Option Plan. See Note 8 of our Notes to Consolidated Financial Statements filed with our annual report of Form 10-K for the year ended December 31, 2002 for a description of this plan.

Severance and Change of Control Arrangements

     We entered into a change of control severance agreement with Mr. Siboni in January 2002, which provides that if there is a change of control of the company, and Mr. Siboni is terminated without cause or resigns because of a material reduction in his position with the company within eighteen months following the announcement of a change of control, we will provide the following to Mr. Siboni: (i) a cash payment equal to 150% of his annual base salary plus 75% of his target bonus for the year; (ii) 100% of his health, dental and life insurance, including benefits paid to any dependents, through the earlier of eighteen months from the date of his termination or the date he and his dependents first become covered by another employer’s group health, dental or life insurance plans providing comparable benefits and coverage; (iii) acceleration of vesting by a period of twelve months of all outstanding stock options or restricted stock awards held by Mr. Siboni; and (iv) forgiveness of all then outstanding principal, interest and other amounts due on account of a loan extended to Mr. Siboni to purchase our common stock in July 1998, the outstanding balance of which was $388,000 as of March 31, 2003.

     We also entered into a severance agreement with Ms. Richardson in February 2002, which provides that if there is a change of control of the company, and Ms. Richardson is terminated without cause or resigns because of a material reduction of her position with the company within eighteen months following the announcement of a change of control, we will provide the following to Ms. Richardson: (i) a cash payment equal to 150% of her annual base salary plus 75% of her target bonus for the year; (ii) 100% of her health, dental and life insurance, including benefits paid to any dependents, through the earlier of eighteen months from the date of her termination or the date she and her dependents first become covered by another employer’s group health, dental or life insurance plans providing comparable benefits and coverage; and (iii) acceleration by a period of twelve months of vesting of all outstanding stock options or restricted stock awards held by Ms. Richardson. The severance agreement further provides that if Ms. Richardson is terminated without cause prior to a change of control, we will provide the following to Ms. Richardson: (i) a cash payment equal to 100% of her annual base salary plus 50% of her target bonus for the year; (ii) 100% of her health, dental and life insurance, including benefits paid to any dependents, through the earlier of twelve months from the date of her termination or the date she first becomes covered by another employer’s group health, dental or life insurance plans providing comparable benefits and coverage; and (iii) acceleration of vesting by a period of twelve months of all outstanding stock options or restricted stock awards held by Ms. Richardson.

     We also entered into change of control severance agreements with Messrs. Fernandez, Pulver and Yeaman in January and February of 2002, that provide that if there is a change of control of the company, and the executive is terminated without cause or resigns because of a material reduction of his position with the company within eighteen months following the announcement of a change of control, we will provide the following to the executive: (i) a cash payment equal to 100% of his annual base salary plus 50% of his target bonus for the year; (ii) 100% of his health, dental and life insurance, including benefits paid to any dependents, through the earlier of twelve months from the date of his termination or the date he and his dependents first become covered by another employer’s group health, dental or life insurance plans providing comparable benefits and coverage; and (iii) acceleration of vesting by a period of twelve months of all outstanding stock options or restricted stock awards held by the executive.

Compensation Committee Interlocks and Insider Participation

     During 2002, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

     In 2002, our compensation committee consisted of Douglas J. Mackenzie and Robert L. Joss, neither of whom is an employee or former employee of ours or any of our subsidiaries. In 2003, our compensation committee consists of Douglas J. Mackenzie and Paul M. Hazen, neither of whom is an employee or former employee of ours or any of our subsidiaries. Jenny J. Ming served on the compensation committee from January 24, 2003 until her resignation from the Board of Directors on April 16, 2003. The compensation committee has overall responsibility for our executive compensation policies and practices. The role of the compensation committee is to: (i) review and approve all forms of compensation to be provided to our executive officers and directors; (ii) administer our stock plans; (iii) consult with management regarding compensation and benefits for non-executive officers and other employees; and (iv) oversee our compensation and benefits policies generally.

     The compensation committee has provided the following report on compensation policies as they apply to our executive officers and the relationship of our performance to executive compensation.

Overview of Compensation Policies

     Our compensation policies are designed to address a number of objectives, including attracting and retaining individuals whose abilities are critical to our long-term success, motivating employees to perform at their highest level, tying executive compensation to achievement of financial, organizational and management performance goals and encouraging executives to manage from the perspective of owners. To promote these policies, the compensation committee implemented a compensation program that is comprised of the following principal elements:

  base salary;

  cash bonus incentives;

  long-term equity incentives; and

  benefits.

     When establishing salaries, bonus levels and stock-based awards for each of the executive officers, the compensation committee considers the recommendations of the chief executive officer, the officer’s role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of comparable companies within the software industry or located in the San Francisco Bay Area, using commercially available compensation surveys. The compensation committee generally sets the compensation of the officers at levels that are at or near the 50th percentile of the levels paid by companies with comparable revenues either engaged in the software industry or located in the San Francisco Bay Area, based on commercially available compensation surveys. When setting the compensation of each of the executive officers, the compensation committee considers all of the factors set forth above, but does not assign any specific weighting or apply any formula to these factors.

     The Importance of Ownership — A fundamental tenet of our compensation policy is that significant equity participation creates a vital long-term partnership between management and other stockholders. Through our employee stock plans and agreements the benefits of equity ownership are extended to our executive officers and employees. As of April 11, 2003, our directors and executive officers owned an aggregate of 2,393,170 shares and had the right to acquire an aggregate of 3,618,805 additional shares upon the exercise of employee stock options, the majority of which were vested.

Fiscal 2002 Executive Officer Compensation Program

     The components of the executive compensation program are described below:

     Base Salary — We believe that base salary is frequently a significant factor in attracting, motivating and retaining skilled executive officers. Accordingly, the compensation committee reviews base salaries of executive officers annually and generally sets the base salary of our executive officers at or near the 50th percentile of the levels paid by companies with comparable revenues either engaged in the software industry or located in the San Francisco Bay Area, based on commercially available compensation surveys. In addition, the compensation committee evaluates the specific job functions and past performance of individual officers. The compensation committee measures the prior performance of our individual executives using a combination of qualitative factors, such as leadership, teamwork and commitment to customer satisfaction, and quantitative factors such as whether the company met its sales and expense targets, customer acquisition and service levels, and product development targets.

     Cash Bonus Program — We maintain a cash bonus incentive program to reward executive officers for attaining defined performance goals. Although bonuses are based primarily on company-wide performance targets, specifically sales targets and profitability targets, significant weight is also given to individual performance. The compensation committee determined bonus amounts for 2002 by measuring the prior performance of each individual executive using a combination of qualitative factors, such as leadership, teamwork and commitment to customer satisfaction, and quantitative factors, such as whether the company met its sales and expense targets. During the first quarter of 2002, the compensation committee set target bonuses for executive officers for the remainder of the year. Bonuses in 2002 were paid on a quarterly basis in the third and fourth quarters of 2002. No bonuses were awarded for the first and second quarters of 2002.

     Stock Option Grants — In 2002, the compensation committee granted options to purchase an aggregate of 1,400,000 shares of common stock under our stock option plans to our executive officers. The compensation committee determined the number of options granted to executive officers primarily by evaluating each officer’s respective job responsibilities, past performance, expected future contributions, existing stock and unvested option holdings, potential reward to the executive officer if the stock price appreciates in the public market and management tier classification. The compensation committee also considers the overall number of stock options reserved for issuance and common stock issued and outstanding, and the impact on stockholder dilution. Option grants may also be made to new executive officers upon commencement of employment and, on occasion, to executive officers in connection with a significant change in job responsibility or completion of a significant project. The compensation committee believes that these stock option grants will more closely align the long-term interests of senior management with those of stockholders and assist in the retention of key executives.

     Benefits — In 2002, we offered benefits to our executive officers that were substantially the same as those offered to all U.S. employees. These benefits included:

  401(k) plan;

  medical and dental insurance;

  employee stock purchase plan;

  life and disability insurance; and

  vision service plan.

     Chief Executive Officer’s Compensation — In 2002, Roger S. Siboni served as our chief executive officer. In 2002, the compensation committee held Mr. Siboni’s salary at $350,000 per year and awarded him a retention bonus of $300,000. In February of 2003, the compensation committee awarded Mr. Siboni a performance bonus of $128,750 for services rendered in 2002. In January 2002, the compensation committee granted Mr. Siboni options to purchase 1,300,000 shares of our common stock. In determining Mr. Siboni’s compensation, the compensation committee considered the same criteria it considered with respect to the other executive officers as well as Mr. Siboni’s contribution to the achievement of objectives under our strategic plan. In addition, Mr. Siboni’s compensation was determined in light of the compensation committee’s review of a number of comparable companies’ chief executive officers’ salaries and equity compensation within the software industry based on commercially available compensation surveys. Mr. Siboni’s salary and equity compensation in 2002 was at or near market for public company chief executive officers within the software industry. The compensation committee noted that in 2002, under Mr. Siboni’s leadership, E.piphany:

  advanced its leadership position in the customer relationship management software industry;

  continued to retain and develop a high-performing executive management team;

  continued to win Fortune 500 and other top quality customers in several key vertical markets;

  enhanced the level of customer satisfaction and repeat business from its existing customer base; and

  was able to exercise effective cost management and financial discipline in response to an economic slowdown.

     Tax Law Limits on Executive Compensation and Policy on Deductibility of Compensation — Section 162(m) of the Internal Revenue Code provides that a company may not take a tax deduction for that portion of the annual compensation paid to an executive officer in excess of $1 million, unless certain exemption requirements are met. Our 1997 Stock Plan and 1999 Stock Plan are designed to meet the exemption requirements of Section 162(m) but our 2000 Nonstatutory Stock Option Plan does not meet these requirements. The compensation committee has determined at this time not to seek to qualify our remaining executive officer compensation programs under Section 162(m). None of the compensation paid to our executive officers in 2002 was subject to Section 162(m).

     All aspects of our executive compensation are subject to change at the discretion of the compensation committee. The compensation committee will monitor our executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with our annual and long-term strategic objectives.

Members of the compensation committee

Douglas J. Mackenzie (Chair)
Paul M. Hazen (joined Compensation Committee as
     of January 22, 2003)
Robert L. Joss (no longer a member of the
      Compensation Committee as of January 22, 2003)

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

Membership of the Audit Committee

     The audit committee consists of the following members of our Board of Directors: Paul M. Hazen, Robert L. Joss and Sam H. Lee. Mr. Lee is retiring from the Board of Directors as of the 2003 Annual Meeting and will be replaced on the audit committee. Each of the members of the audit committee is independent as defined in the Marketplace Rules of The Nasdaq Stock Market. The audit committee operates under a written charter adopted by the Board of Directors, as amended on January 22, 2003, which amended charter is attached as Appendix A, and has fulfilled the responsibilities delineated in its charter.

Role of the Audit Committee

     The primary function of the audit committee is to provide advice with respect to our financial matters and to assist the Board of Directors in fulfilling certain of its oversight responsibilities regarding accounting practices, financial reporting process, system of internal controls and audit process. The audit committee’s primary responsibilities are to:

  appoint, determine funding for, and oversee the work of the independent auditor;

  review the independent auditor’s activities, performance, independence and fee arrangements;

  request certain information from, and discuss certain matters with, the independent auditor as required by applicable accounting standards; and

  review with management, before release, our audited financial statements and interim financial statements, including the Management’s Discussion and Analysis section of our annual report on Form 10-K and quarterly reports on Form 10-Q.

     As described above and more fully in its charter, the purpose of the audit committee is to assist the Board of Directors in its general oversight of our financial reporting, internal control and audit functions. Our management is responsible for (i) the preparation and presentation of the company’s financial statements; (ii) the company’s accounting and disclosure principles; and (iii) the company’s internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young, our independent auditor, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

Review of Our Audited Financial Statements for the Fiscal Year ended December 31, 2002

     The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2002 with management. The audit committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The audit committee has also received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the audit committee has discussed the independence of Ernst & Young with that firm.

     The audit committee has considered the fees paid to Ernst & Young for the provision of non-audit related services and does not believe that these fees compromise Ernst & Young’s independence in performing the audit.

     Based on the audit committee’s review and discussions noted above, the audit committee recommended to the Board of Directors that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

     Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the audit committee oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young is in fact “independent.”

Members of the audit committee Paul M. Hazen Robert L. Joss (Chair) Sam H. Lee

Stock Performance Graph

     Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the following shall not be deemed to be incorporated by reference into any such filing.

     The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Standard & Poor’s 500 Index and a technology sector index for the period beginning on September 21, 1999, the date of our initial public offering, through December 31, 2002, assuming an investment of $100 and the reinvestment of any dividends.

     The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock.

E.piphany, Inc. Stock Performance Graph Cumulative Total Return

	9/21/1999	12/31/1999	12/31/2000	12/31/2001	12/31/2002
E.piphany, Inc.	100.00	1,394.56	505.69	81.66	39.09
S&P 500 Index	100.00	112.36	100.97	87.80	67.29
CSFB Technology Index	100.00	162.46	109.24	76.17	43.28

OTHER MATTERS

     We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote such proxy in their discretion.

     It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope, which has been enclosed, or vote via telephone or the internet, at your earliest convenience.

FOR THE BOARD OF DIRECTORS Roger S. Siboni President, Chief Executive Officer and Chairman of the Board

Dated: April 25, 2003

[This page is Intentionally Left Blank]

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF E.PIPHANY, INC.
(as amended and restated as of January 22, 2003)

PURPOSE:

     The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of E.piphany, Inc. (the “Company”) is to assist the Board in its oversight of the Company’s accounting practices, financial reporting process, system of internal controls and audit process. In addition, the Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board from time to time prescribes.

MEMBERSHIP:

     The Committee shall consist of a minimum of three (3) directors of the Company as determined by the Board. The members of the Committee are appointed by and serve at the discretion of the Board. The Board shall designate one member of the Committee to serve as the chairperson.

Members of the Committee must meet the following criteria:

  Each member will be an independent director, as defined in: (i) the rules of the NASDAQ National Market; and (ii) the rules of the Securities and Exchange Commission (“SEC”).

  Each member will be able to read and understand financial statements, in accordance with the rules of the NASDAQ National Market.

  At least one member shall be an audit committee financial expert, in accordance with the rules of the NASDAQ National Market and the SEC.

     Determinations as to whether a particular director satisfies the requirements for membership on the Committee shall be made by the Board.

RESPONSIBILITIES:

     The responsibilities of the Committee shall include:

  Appointing, determining funding for, and overseeing the work of the independent auditor (including reviewing the auditor’s scope, approach and independence and resolving disagreements between management and the independent auditor regarding financial reporting). The independent auditor shall report directly to the Committee.

  Reviewing and discussing with the independent auditor all significant relationships that the auditor and its affiliates have with the Company and its affiliates in order to determine the independent auditor’s independence. The Committee shall: (i) request, receive and review, on a periodic basis, a formal written statement from the independent auditor delineating all relationships between the Company and the independent auditor that may reasonably be thought to bear on the independence of the independent auditor with respect to the Company, including the matters set forth in Independence Standards Board Standard No. 1; (ii) discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and (iii) take appropriate action to oversee the independence of the independent auditor.

  Reviewing and discussing with management and the independent auditor the annual audited financial statements and interim financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q with the SEC. The Committee shall make a recommendation to the Board as to whether the annual audited financial statements should be included in the Company’s annual report on Form 10-K.

  Discussing with management and the independent auditor earnings announcements, it being understood that such discussions may, in the discretion of the Committee, be done generally (i.e., by discussing the types of information to be disclosed and the type of presentation to be made) and that the Committee need not discuss in advance each earnings release or each instance in which the Company gives earnings guidance.

  Discussing with the independent auditor the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented.

  Reviewing periodically the Company’s financial reporting processes and internal controls, based on consultation with the Company’s management and the independent auditor.

  Preparing all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

  Pre-approving audit and permissible non-audit services provided to the Company by the independent auditor (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible). The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its scheduled meetings.

  Reviewing and approving all related party transactions.

  Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditor.

  Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

  Instituting special investigations, if necessary, with full access to all books, records, facilities and personnel of the Company.

  Obtaining advice and assistance from independent counsel or other advisors and determining funding for such counsel or advisors as the Committee deems necessary to carry out its duties. The Committee shall also have authority to obtain advice and assistance from any officer or employee of the Company.

  Reviewing the Committee’s own structure, processes and membership requirements from time to time, and recommending any proposed changes to the Board for approval.

MEETINGS:

     The Committee will set its own schedule and will meet at least four times each year. The Committee will meet separately with the independent auditor as well as members of management, at such times as it deems appropriate to fulfill its responsibilities.

MINUTES:

     The Committee will maintain written minutes, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

     The Committee shall also report regularly to the full Board, including with respect to any issues that arise with respect to the quality or integrity of the Company’s financial statements or the performance and independence of the Company’s independent auditor, and shall make such recommendations as the Committee deems necessary or appropriate. The report to the Board may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

COMPENSATION:

     Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board.

     Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

DELEGATION OF AUTHORITY:

The Committee may form and delegate authority to subcommittees when appropriate.

E.PIPHANY, INC. C/O EQUISERVE P.O. BOX 8694 EDISON, NJ 08818-8694

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to E.piphany, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	EPIPH1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

E.PIPHANY, INC.
Vote On Directors
1.	To elect the following Class I directors to serve for a term of three years and until their successors are duly elected and qualified; Nominees: 01) Roger S. Siboni 02) Fred D. Anderson	For All O	Withhold All O	For All Except O	To withhold authority to vote for one of the nominees, mark “For All Except” and write the nominee's number on the line below.

		For	Against	Abstain
Vote On Proposal
2.	To ratify the appointment of Ernst & Young LLP as our independent auditor for the year ending December 31, 2003; and	O	O	O

3.	To transact such other business as may properly come before the meeting or at any and all adjournments, continuations or postponements thereof.

For address changes and/or comments, please check this box O and write them on the back where indicated

Please indicate if you plan to attend this meeting	O	O

	YES	NO

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

E.PIPHANY, INC.
1900 SOUTH NORFOLK STREET,
SUITE 310, SAN MATEO, CA 94403

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF E.PIPHANY, INC.

ANNUAL MEETING OF STOCKHOLDERS
May 30, 2003

The stockholder(s) hereby appoint(s) Roger S. Siboni and Kevin J. Yeaman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of E.piphany, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time, on May 30, 2003, at 475 Concar Drive, San Mateo, California 94403, and any adjournment, continuation or postponement thereof. The stockholder(s) hereby revoke(s) any proxy or proxies previously executed for such matters.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED FOR THE BOARD OF DIRECTORS ON THE REVERSE SIDE, FOR PROPOSAL NUMBER TWO, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE STOCKHOLDER(S) MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO OUR CORPORATE SECRETARY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” THE DIRECTOR NOMINEES AND A VOTE “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments: _______________________________________________________________________________

_________________________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE